Exhibit 99.1

[Letterhead]

RR DONNELLEY ANNOUNCES INTENTION TO OFFER UNSECURED NOTES

RR Donnelley Investor Contact: Julie Gottlieb Tel: 203-406-3825 E-mail: julie.gottlieb@rrd.com

RR Donnelley Media Contact: Kenny Juarez of Abernathy MacGregor Tel: 212-371-5999 E-mail: kwj@abmac.com

CHICAGO – March 3, 2004 – R.R. Donnelley & Sons Company (NYSE:RRD) announced today that it intends to offer, subject to market and other conditions, unsecured notes (the “Notes”). The offering is being made in connection with the Company’s combination with Moore Wallace Incorporated, which became effective on February 27, 2004.

The Company plans to use the net proceeds to repay existing debt, including the existing Moore Wallace 7.875% Senior Unsecured Notes due 2011 and the commercial paper issued to pay the amounts outstanding under the Moore Wallace credit facility. The Company began delivering formal notice of the redemption to the holders of these notes on February 27, 2004.

The Notes are only being sold in the United States in a Rule 144A private offering to qualified institutional investors and in a Regulation S offering to certain non-U.S. persons in transactions outside the United States. The Notes will not be registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold in the United States except pursuant to an effective registration statement under the Act or in accordance with an applicable exemption from registration requirements under the Act, except in accordance with an applicable exemption from prospectus requirements.

THIS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE OR PROVINCE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR PROVINCE.

About RR Donnelley

RR Donnelley (NYSE:RRD) designs, manages and produces words and images, and brings them to life on paper and in digital form for customers in the publishing, healthcare, advertising, retail, technology, financial services, and many other industries. Founded 140 years ago, the company provides solutions in commercial printing, forms and labels, direct mail, financial printing, print fulfillment, business communication outsourcing, logistics, online services, digital photography, and content and database management. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services, and market-specific solutions. As the largest printer in North America with strong positions across the globe, RR Donnelley is changing the role of print in every marketplace it serves. For more information, visit the Company’s web site at www.rrdonnelley.com.

(more)

RR Donnelley Corporate Headquarters 77 W. Wacker Dr. Chicago, IL 60601 Tel. 312.326.8000

RR Donnelley Announces Intention To Offer Unsecured Notes

March 3, 2004

Use of Forward-Looking Statements

Except for historical information, this news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this press release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements described in RR Donnelley’s and Moore Wallace’s filings with the U.S. Securities and Exchange Commission (SEC) and Canadian securities regulatory authorities, as applicable, including the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.

Factors relating to the integration of the businesses that could cause material differences in the expected results of the combined company include, without limitation, the following: the development and execution of comprehensive plans for asset rationalization, the ability to eliminate duplicative overhead without excessive cost or adversely affecting the business, the potential loss of customers and employees as a result of the transaction, the ability to achieve procurement savings by leveraging total spending across the organization, the success of the organization in leveraging its comprehensive product offering to the combined customer base as well as the ability of the organization to complete the integration of the combined companies without losing focus on the business. In addition, the ability of the combined company to achieve the expected revenues, accretion and synergy savings will also be affected by the effects of competition (in particular the response to the transaction in the marketplace), the effects of paper and other raw materials and fuel price fluctuations and shortages of supply, the rate of migration from paper-based forms to digital formats, the impact of currency fluctuations in the countries in which RR Donnelley operates, general economic and other factors beyond the combined company’s control, and other risks and uncertainties described from time to time in RR Donnelley’s and Moore Wallace’s periodic filings with United States and Canadian securities regulatory authorities, as applicable.

# # #